UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-153035	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave.

Jamaica, NY 11434

(Address of principal executive offices, including zip code)

(718) 978-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

SPA-Letter Agreement dated June 22, 2021

As previously reported, the Company and Unique Logistics Holdings, Limited, a Hong Kong company (“ULHK”) entered into that certain Securities Purchase Agreement, dated May 29, 2020 (the “SPA”). Pursuant to terms of the SPA, subject to the obtaining of required board and shareholder approvals and the satisfactory completion by the Company of a diligence review of the books, records and financial statements of each of (i) Unique Logistics International (North and East China) Company Limited and Affiliated companies of Unique Logistics International (North and East China) Company Limited operating in North East China and Taiwan (collectively, “UL China”), and (ii) Unique Logistics International India (Private) Limited (“UL India”), within 12 months of the Closing Date (the “Purchase Period”), the Company will acquire ULHK’s 50% interest in UL China and 65% interest in UL India (the “Acquisitions”) with a purchase price based on the a certain valuation of EBITDA multiples as discussed in the SPA for 2017, 2018 and 2019 (the “EBITDA Evaluation Period”). On June 22, 2021, the Company and ULHK entered into a Letter Agreement (the “SPA-Letter Agreement”) pursuant to which the Company and ULHK agreed to amend the SPA extending the Purchase Period (as defined in the SPA) to December 31, 2021. In addition to the Purchase Period extension, the parties to the SPA-Letter Agreement changed the EBITDA Evaluation Period to 2018, 2019, and 2020. All other terms and conditions not amended by the SPA will remain in full force and effect.

The foregoing summary of the SPA-Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA-Letter Agreement, a copy of which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Addendum to Recourse Factoring and Security Agreement

As previously reported, Unique Logistics International, Inc., a Nevada corporation (the “Company”), Unique Logistics Holdings, Inc., a Delaware corporation (“Holdings”), Unique Logistics International (NYC), LLC, a Delaware limited liability company (“New York”), Unique Logistics International (BOS), Inc., a Massachusetts corporation (“Boston” and, together with the Company, Holdings and New York, collectively, “Seller”), entered into a Revolving Purchase, Loan and Security Agreement (the “TBK Agreement”) dated as of June 1, 2021, with TBK BANK, SSB, a Texas State Savings Bank (“Purchaser”), for a facility under which Purchaser will, from time to time, buy approved receivables from the Seller. The TBK Agreement provides for Seller to have access to the lesser of (i) $30 million (“Maximum Facility”) and (ii) the Formula Amount (as defined in the TBK Agreement) at an interest rate of the highest prime rate (but in no event less than 3.25%) plus 3%.

As previously reported, the TBK Agreement replaced the Company’s prior recourse factoring and security agreement with Corefund Capital, LLC (“Core”) entered into on May 29, 2020 (the “Prior Agreement”), pursuant to which Core agreed to purchase from the Company up to an aggregate of $25,000,000 of accounts receivables (the “Core Facility”). The Core Facility provided Core with security interests in purchased accounts until the accounts was repurchased by the Company or paid by the customer. As of June 1, 2021, the Core Facility was terminated along with all security interests granted to Core and was replaced with the TBK Agreement.

Effective June 17, 2021, the Company and Core amended the Prior Agreement (the “Addendum”) rescinding the Company’s termination notice of the Prior Agreement. The Addendum provides for a credit line of $2,000,000.00 with no term and no early termination fee which is in addition to the facility provided under the TBK Agreement. Pursuant to the Addendum, the Company and Core agreed that Core would refile a UCC lien on the Company. The UCC lien will include the following collateral: all seller’s assets now owned and hereafter acquired accounts; chattel paper; deposit accounts; contract rights; letter of credit rights; instruments; payment and general intangibles; goods; inventory; insurance proceeds; equipment and fixtures; investment property; and all books and records relating to all of the foregoing property, including without limitation, all computer programs; and all proceeds of the foregoing. All other terms and conditions not amended by the Addendum will remain in full force and effect.

The foregoing summary of the Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum, a copy of which is filed hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	SPA-Letter Agreement dated June 22, 2021
Exhibit 10.2	Addendum to Recourse Factoring and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: June 23, 2021	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer